UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2020

SALEM MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Tradin g symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SALM	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

As previously reported, on May 12, 2020, Salem Media Group, Inc. (the “Company”) received written notice from The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it was not in compliance with the requirement of Nasdaq Listing Rule 5450(a)(1) for continued listing on the Nasdaq Global Market as a result of the closing bid price of the Company’s common stock being below $1.00 per share for 30 consecutive business days.

On June 18, 2020, the Company received written notice from Nasdaq notifying the Company that the closing bid price for the Company’s common stock had been at $1.00 per share or greater for a minimum of 10 consecutive business days and, accordingly, the Company had regained compliance with Nasdaq Listing Rule 5450(a)(1) and that the matter was now closed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM MEDIA GROUP, INC.

Date: June 19, 2020	By:	/s/ Evan D. Masyr
Evan D. Masyr
Executive Vice President and Chief Financial Officer